EXHIBIT 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

                  CreditRiskMonitor Reports 3rd Quarter Results

VALLEY COTTAGE, NY--November 14, 2005--CreditRiskMonitor (OTCBB: CRMZ) issued its results for the quarter and nine months ended September 30, 2005 earlier today.

Jerry Flum, CEO said, "The revenues of our core business - our on-line subscription service - continue to grow at a double digit pace for both the third quarter and year-to-date period. Our revenue increase was offset by higher sales compensation and marketing expenses. We made a decision to invest in a marketing campaign - the first in the company's history - which has negatively impacted our current operating results due to the upfront start-up costs incurred. We believe that this campaign will positively impact our results in 2006 and beyond. Further, our year-to-date cash flow remains positive on a pro-forma basis, omitting the legal expenses of the recently concluded litigation and settlement proceeds received."

The following presents the operating results for the three and nine months ended September 30, 2005 and 2004, respectively:

                   CREDITRISKMONITOR.COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE 3 AND 9 MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

                                             3 Months Ended                9 Months Ended
                                              September 30,                 September 30,
                                              -------------                 -------------
                                           2005           2004           2005           2004
                                           ----           ----           ----           ----
Operating revenues                     $   985,106    $   851,231    $ 2,830,106    $ 2,484,855

Operating expenses:
    Data and product costs                 300,542        282,366        817,158        801,120
    Selling, general and
      administrative expenses              669,354        501,274      1,932,880      1,486,271
    Litigation related legal fees
      and expenses                              --         29,083        149,089        191,803
    Depreciation and amortization           16,725         15,499         49,458         47,759
                                       -----------    -----------    -----------    -----------

       Total operating expenses            986,621        828,222      2,948,585      2,526,953
                                       -----------    -----------    -----------    -----------

Income (loss) from operations               (1,515)        23,009       (118,479)       (42,098)
Other income                                 9,930          2,193         19,980          5,779
Gain on settlement of litigation                --             --      1,100,000             --
Loss on retirement of fixed assets              --           (267)            --           (267)
Interest expense                           (16,069)       (18,183)       (50,902)       (55,292)
                                       -----------    -----------    -----------    -----------

Income (loss) before income taxes           (7,654)         6,752        950,599        (91,878)
Provision (benefit) for income taxes           563             --          1,738            226
                                       -----------    -----------    -----------    -----------

Net income (loss)                      $    (8,217)   $     6,752    $   948,861    $   (92,104)
                                       ===========    ===========    ===========    ===========

Net income (loss) per share
    Basic and diluted                  $     (0.00)   $      0.00    $      0.12    $     (0.01)
                                       ===========    ===========    ===========    ===========

CreditRiskMonitor (www.crmz.com) is an Internet-based financial information service, designed to save time for busy corporate credit professionals. The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial statements, analysis and trend reports, credit scores, company background information, Standard & Poor's ratings, competitive analyses, public record filings, and proprietary trade payment data. The company also offers a continuous monitoring service that keeps customers up to date on events affecting the credit worthiness of companies, including financial statement updates, SEC filings, S&P rating changes, and credit-relevant news stories and press releases.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.